Exhibit 5.1

Marc A. Recht

T: +1 617 937 2316

mrecht@cooley.com

February 11, 2014

Eagle Pharmaceuticals, Inc.

50 Tice Blvd., Suite 315

Woodcliff Lake, NJ 07677

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Eagle Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to an aggregate of 19,167 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-192984), which was declared effective on February 11, 2014, including the prospectus which forms a part of such Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Bylaws, as amended, as currently in effect, its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the Company’s initial public offering and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

500 BOYLSTON STREET, BOSTON, MA 02116-3736  T: (617) 937-2300  F: (617) 937-2400  WWW.COOLEY.COM

Sincerely,

Cooley LLP

By:	/s/ Marc Recht
Marc Recht